UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 14, 2014

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1100, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 871-2098

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On July 14, 2014, Kim Dueholm, Ph.D., a Class I Director, notified Akebia Therapeutics, Inc. (the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”) effective as of July 28, 2014.

Election of Directors

On July 14, 2014, the Board, upon the recommendation of the Nominating and Governance Committee, voted to increase its size from seven to nine directors. In addition, the Board, upon the recommendation of the Nominating and Governance Committee, elected Michael Clayman, M.D. as a Class I Director and Maxine Gowen, Ph.D. as a Class II Director, each effective as of July 28, 2014. Dr. Clayman’s initial term will last until the 2015 annual meeting of stockholders. Dr. Gowen’s initial term will last until the 2016 annual meeting of stockholders. At the time of filing, the Board had not yet determined the committees to which Drs. Clayman and Gowen will be assigned.

Consistent with the Company’s director compensation policy, which was previously described in the Company’s 424(b) prospectus filed on March 21, 2014, Dr. Clayman and Dr. Gowen will be eligible to receive certain cash and equity compensation. Each of Dr. Clayman and Dr. Gowen will also enter into a customary indemnification agreement with the Company.

Item 7.01 Regulation FD Disclosure.

The information contained in this Item shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

On July 17, 2014, the Company issued a press release announcing the election of Michael Clayman, M.D. and Maxine Gowen, Ph.D. to its Board as of July 28, 2014 as well as the resignation of Kim Dueholm, Ph.D. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Akebia Therapeutics, Inc. dated July 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

By:	/s/ JOHN P. BUTLER
John P. Butler President and Chief Executive Officer

Date: July 17, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Akebia Therapeutics, Inc. dated July 17, 2014